EXHIBIT 10.14

Principal amount of Note: $45,000,000

HANSON BRICK LTD.
(THE “COMPANY”)

NOTE DUE NOVEMBER 19, 2017

1.                                      FOR VALUE RECEIVED, the Company hereby acknowledges itself indebted to Lehigh Hanson Materials Limited, the registered office of which is at #222, 885 — 42 Avenue SE, Calgary, Alberta, T2G 1Y8 (the “Holder”, which expression shall include its successors and assigns and where applicable any joint holders of this Note), and agrees to pay to, or to the order of, the Holder, the Principal Amount (as defined below) together with interest thereon in lawful money of Canada as hereinafter provided.

2.                                      This Note evidences indebtedness in a principal amount of $45,000,000 or such lesser amount following repayment by the Company in accordance with this Note (the “Principal Amount”).

3.                                      The Company may by giving one month prior written notice, or less by mutual agreement, repay this Note, in full or in part, together with all accrued and unpaid interest then outstanding, without bonus or penalty of any kind.

4.                                      Subject to Condition 9 of Appendix I hereto, the Company shall pay the unpaid Principal Amount, together with any unpaid interest, to the Holder on November 19, 2017 (the “Payment Date”).

5.                                      This Note is issued subject to and with the benefit of the conditions set out in Appendix I hereto (the “Conditions”), which Conditions are deemed to be part of this Note.

6.                                      All payments in respect of this Note shall be made in Canadian dollars ($) in immediately available funds.

7.                                      This Note is transferable in amounts or integral multiples of $1,000 in accordance with Condition 3 of Appendix I.

8.                                      This Note shall bear interest at the CDOR (as defined in Condition 2.4 of Appendix I) rate plus a margin of 2.5% per annum.

9.                                      This Note shall be governed by, and construed in accordance, with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Dated                                         , 2014

HANSON BRICK LTD.

By:	/s/ Plamen Jordanoff
Name: Plamen Jordanoff
Title: President

Acknowledged and accepted by:

LEHIGH HANSON MATERIALS LIMITED

By:	/s/ Don Schneider
Name: Don Schneider
Title: Director

APPENDIX I

The Conditions

1.                                      INTERPRETATION

1.1                               In this Note:

1.1.1                     references to Conditions are to these Conditions as from time to time modified in accordance with Condition 11;

1.1.2                     words denoting the singular number only include the plural and vice versa; words denoting one gender include the other genders; the words “includes” and “including” mean “ includes, without limitation” and “including, without limitation”; and words denoting a person include an individual, corporation, company, partnership, trust, unincorporated association, governmental body and any other form of business entity; and

1.1.3                     certain terms used but not otherwise defined in this Note have the meanings given to them in Condition 13.

1.2                               The headings in these Conditions do not affect their interpretation.

1.3                               Time shall be of the essence of this Note.

2.                                      INTEREST

2.1                               Until such time as the Note is repaid, redeemed or purchased by the Company in full in accordance with the provisions of the Note or these Conditions, interest on the Principal Amount shall accrue daily and fall due in arrears on 31 March, 30 June, 30 September and 31 December in each year or, if such a day is not a Business Day, on the immediate following Business Day (each such date being, the “Interest Payment Date”) in respect of the Interest Periods (as defined below) ending on but excluding those dates.

2.2                               In these Conditions, the period from and including the date of the issue of the Note up to but excluding the first Interest Payment Date and the period from and including that or any subsequent Interest Payment Date up to but excluding the next following Interest Payment Date is called an “Interest Period”. Where an Interest Period would otherwise end after the Payment Date, it shall be deemed to have ended on the Payment Date and the Payment Date shall be deemed to be the Interest Payment Date for such Interest Period.

2.3                               Each instalment of interest shall be calculated by multiplying the annual rate of interest specified in Section 8 on the face of the Note (as determined for each Interest Period in accordance with Condition 2.4) by the average Principal Amount held by the applicable Holder (or Holders in the case of joint holders) during the relevant Interest Period and multiplying such product by the actual number of days elapsed in the relevant Interest Period divided by 365 and rounding the resulting figure upward to the nearest whole cent.

2.4                               The interest payable on the first Interest Payment Date shall be determined using the CDOR rate in effect on the date of issuance of the Note.  The interest payable on each subsequent Interest Payment Date shall be determined using the CDOR rate in effect on the immediately preceding Interest Payment Date. “CDOR” means, for any day, the stated average of the annual rates expressed as a percentage that appears on the Reuters Screen CDOR page as of 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next Business Day) for bankers’ acceptances issued on that day for a term equal to 90 days.

2.5                               For the purposes of this Note, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

2.6                               The Company and the Holder acknowledge and agree that all calculations of interest under this Note are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.  The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

3.                                      TRANSFERS

3.1                               A Holder may transfer the Note in whole or in any part (being an amount or integral multiple of $1,000 of the Principal Amount, together with any accrued interest thereon) by instrument of transfer in writing in any usual form (or in another form approved by the Company) and the instrument shall be executed by or on behalf of the transferor.

3.2                               The transferor is deemed to remain the holder of the Note until the name of the transferee is entered in the Register (as defined below) in respect of it.

3.3                               Each instrument of transfer shall be sent to, or left for registration at, the registered office of the Company for the time being, and shall be accompanied by the Note to be transferred and any other evidence that the Company may require to prove the title of the transferor or his right to transfer the Note (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so). All instruments of transfer that are registered may be retained by the Company.

3.4                               No transfer of the Note shall be registered in respect of which there has been a notice of repayment.

3.5                               The Company shall not charge a fee for registering the transfer of a Note or other document relating to or affecting the title to a Note or the right to transfer it or for making any other entry in the register.

3.6                               The Company shall, at the request of the transferee, issue one or more replacement Notes in the name of the transferee and, if less than all of the Principal Amount is transferred, the Holder, upon the registration of the transfer.

3.7                               A copy of this instrument shall be kept at the Company’s registered office. A Holder (and any person authorised by a Holder) may inspect that copy of the instrument at all reasonable times during office hours.

4.                                      WINDING-UP

Any person becoming entitled to this Note in consequence of the winding-up of the Holder or otherwise by operation of law may upon producing such evidence as the Company shall reasonably require be registered itself as the holder of this Note. The Company may withhold payment of the Principal Amount until such person is registered, upon which event the Company shall pay to the then Holder all amounts so due and payable.

5.                                      PAYMENTS

5.1                               Payment of the Principal Amount and any other sums to be made under this Note will be made by the Company to the Holder whose name and address appears in the register to be maintained by the Company (the “Register”) (or in the case of joint Holders to that one whose name appears first in the Register) on the relevant Interest Payment Date and/or the Payment Date in immediately available funds to such account at a Canadian commercial bank or authorized foreign bank as the Holder or first named Holder shall have designated in writing to the Company or, if no such account has been so designated, by bank cheque drawn on an account at a Canadian commercial bank or authorized foreign bank and either sent on the relevant Interest Payment Date and/or the Payment Date at the risk of the Holder of this Note by prepaid first class letter addressed to the Holder or, in the case of joint Holders, the first named Holder at such Holder’s registered address as set out in the Register or delivered by hand to the Holder.  Delivery of any such bank cheque shall for all purposes be deemed to be payment and satisfaction of the said monies and a good discharge to the Company for the same.

5.2                               Any payment to be made under this Note on a day which is not a Business Day shall be made on the immediate following Business Day.

5.3                               The Company shall pay interest to the Holder on any amount not paid on the due date (the “Relevant Date”) at the CDOR rate plus a margin of 2.5% per annum, such interest to accrue and be payable from the Relevant Date on the same basis as Condition 2.

6.                                      AFFIRMATIVE COVENANTS

The Company covenants and agrees with the Holder that, unless the Holder otherwise consents in writing, so long as any amount payable under the Note is outstanding, the Company shall perform, or shall cause to be performed, the covenants contained in this Condition 6.

6.1                               Corporate Status.  The Company shall remain duly incorporated or organized, validly subsisting and (for tax purposes) resident under the laws of its existing jurisdiction of organization or incorporation and, in each case, registered or otherwise qualified to carry on business in each jurisdiction where necessary to conduct its business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

6.2                               Conduct of Business.  The Company shall, and shall cause each of its subsidiaries to, continue its business, except as could not reasonably be expected to have a Material Adverse Effect.  The Company will, and will cause each of its subsidiaries to, manage its business in a proper, prudent and efficient manner.

6.3                               Compliance with Applicable Laws and Permits.  The Company shall, and shall cause each of its subsidiaries to, comply in all material respects with all applicable laws and regulations.  The Company shall, and shall cause each of its subsidiaries to, obtain and maintain in good standing all permits, licences, authorizations or approvals from, and make such filings with, any governmental or regulatory authority as may be necessary to carry on their respective businesses or to own, lease and operate their respective properties, except in the case of each of the foregoing where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.4                               Taxes.  The Company shall, and shall cause each of its subsidiaries to, pay or cause to be paid, when due, all taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such tax, social security premiums, assessment, charge or levy is contested by it in good faith with appropriate reserves, and to collect and remit when due all payroll, withholding and other applicable taxes.

6.5                               Insurance.  The Company shall maintain, or cause to be maintained, on behalf of itself and its subsidiaries, insurance with responsible and reputable insurance companies, syndicates or associations in such amounts and covering such risks as would be prudent for companies engaged in similar businesses and owning similar properties and assets in the same general areas in which the Company or its subsidiaries (as the case may be) operates.  The Company shall pay and cause each of its subsidiaries to pay all premiums necessary for such purpose as the same shall become due and provide particulars of all such policies and all renewals thereof to the Holder upon written request.

6.6                               Books and Records.  The Company shall, and shall cause each of its subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its subsidiaries, in all material respects, in accordance with Applicable GAAP.

6.7                               Information.  The Company shall deliver to the Holder:

(a)              as soon as practicable and in any event within three Business Days after the Company becomes aware of the occurrence of each Event of Default, a statement of a senior officer of the Company setting forth the details of such Event of Default and the action which the Company proposes to take or has taken with respect thereto;

(b)              promptly (and in any event within ten days) after the Company or any of its subsidiaries receives notice of or becomes aware of any suit, proceeding or similar action commenced or threatened by any governmental or regulatory authority or other person which, individually or in the aggregate with any other suit, proceeding or similar action, could reasonably be expected to result in a Material Adverse Effect, written notice of the details thereof;

(c)               promptly (and in any event within ten days) after the Company or any of its subsidiaries receives notice of or becomes aware of any cancellation or non-renewal of any regulatory permits, licences or approvals where such cancellation or non-renewal, individually or in the aggregate with any other cancellation or non-renewal, could reasonably be expected to result in a Material Adverse Effect, written notice of the details thereof;

(d)              notification of any notice received from, or other action taken by or proposed to be taken by, any creditor (other than the Holder) of the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, within ten days following receipt of such notice; and

(e)               such other information respecting the condition, operations, financial or otherwise, of the business, assets and liabilities of the Company or its Subsidiaries as the Holder may from time to time reasonably request within ten days following receipt of such request or as soon thereafter as may otherwise be reasonably practicable.

6.8                               Further Assurances.  At the Company’s cost and expense, the Company shall execute and deliver such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Holder to carry out more effectually the provisions and purposes of the Note.

7.                                      NEGATIVE COVENANTS

The Company covenants and agrees with the Holder that, unless the Holder otherwise consents in writing, so long as any amount payable under the Note is outstanding, the Company shall perform, or shall cause to be performed, the covenants contained in this Condition 7.

7.1                               Disposition of Assets.  The Company shall not and shall not permit any of its subsidiaries to sell, lease, transfer or otherwise dispose of any of its material assets without prior written consent of the Holder, except for (i) a disposition of assets from a subsidiary of the Company to the Company or to a wholly-owned subsidiary of the Company, or (ii) a disposition of assets of in the ordinary course of business, consistent with past practice and for the purpose of carrying on the businesses of the Company and its subsidiaries.

7.2                               Merger, Amalgamation.  The Company shall not and shall not permit any of its subsidiaries to merge, amalgamate or enter into any other business combination transaction with any other person pursuant to statutory procedure or otherwise without prior written consent of the Holder.

7.3                               Equity Interests in Subsidiaries.  The Company shall not and shall not permit any of its subsidiaries to transfer any shares or other equity interests of its subsidiaries to any person other than the Company or a wholly-owned subsidiary of the Company without prior written consent of the Holder.  The Company shall not permit any of its subsidiaries to issue any shares or other equity interests to any person other than the Company or a wholly-owned subsidiary of the Company without prior written consent of the Holder.

7.4                               Non-Arm’s Length Transactions.  The Company shall not, and shall not permit any of its subsidiaries to, enter into any transaction or agreement with any person that is not at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Company or any such subsidiary unless such transaction or agreement is in the ordinary course of business and on terms no less favourable to the Company or such subsidiary as would be obtainable in a comparable transaction with a person that is at arm’s length with the Company or such subsidiary.

7.5                               Indebtedness.  The Company shall not, and shall not permit any of its subsidiaries to, create, incur, assume or suffer to exist any Debt without prior written consent of the Holder other than Permitted Debt.

7.6                               Liens.  The Company shall not and shall not permit any of its subsidiaries to create, incur, assume or permit to exist any Lien without prior written consent of the Holder, other than Permitted Liens, on any of its property, undertakings or assets now owned or hereafter acquired.

7.7                               Sale and Leaseback Transactions.  The Company shall not, and shall not permit any of its subsidiaries to, enter into any sale and leaseback transaction involving any of its assets without prior written consent of the Holder.

7.8                               Consensual Limitations.  The Company shall not create, incur, assume or suffer to exist any consensual limitation or restriction on its ability to make any payments to the Holder, or perform or observe any of its other covenants or agreements under the Note.  The Company shall not permit its subsidiaries to create, incur, assume or suffer to exist any consensual limitation or restriction on their ability to declare dividends or make any payments to the Company.

7.9                               OFAC Clause.  The Company will not use the advances under the Note for the purpose of financing the activities of persons currently subject to any US sanctions administered by the Office of Foreign Assets Control of the US Department of Treasury (OFAC).

8.                                      EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)              the Company fails to pay the principal or interest of the Note as and when the same becomes due and payable;

(b)              the Company defaults in the observance or performance of any other agreement, covenant or condition contained in the Note or these Conditions and such default is not remedied, if capable of remedy, within a period of 10 Business Days following written notice from the Holder of such default;

(c)               there occurs any event or series of events which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d)              the Company or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due or shall make a general assignment, composition, compromise or arrangement for the benefit of any of its creditors; or any corporate action, legal proceeding or other procedure or step shall be instituted by or against a the Company or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a liquidator, administrator, administrative receiver, compulsory manager, receiver, trustee or other similar official for it or for any substantial part of its property or for the purpose of enforcing any security interest or other encumbrance or any assets of any of the Company or any of its subsidiaries or, in each case, any analogous procedure or step is taken in any jurisdiction and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian, liquidator, administrator, administrative receiver, compulsory manager or other similar official for it or for any substantial part of its property) shall occur; or the Company or any of its subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph (d);

(e)               any judgment or order or series of judgments or orders (whether or not related) for the payment of money in an aggregate amount in excess of Cdn.$1,000,000 (or the equivalent amount in any other currency), other than any judgment or order for which the Company or any of its subsidiaries will recover under a policy of insurance, shall be rendered against the Company or any of its subsidiaries and (i) such judgment or order or series of judgments or orders is final with no further right of appeal, and the Company has not satisfied the Holder that the Company, or its subsidiary, as applicable, is able to satisfy such judgment or order or series of judgments or orders; or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or series of judgments or orders, as the case may be; or (iii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order or series of judgments or orders, as the case may be, by reason of a pending appeal or otherwise, shall not be in effect; or

(f)                the obligations of the Company under the Note shall cease to constitute the legal, valid and binding obligations thereof or shall cease to be in full force and effect or the Company shall have contested the validity of the Note or denied that it had any liability or obligations thereunder.

9.                                      ACCELERATION

9.1                               If an Event of Default described in Condition 8(d) has occurred and is continuing, the Note and all of the Principal Amount and accrued and unpaid interest then outstanding shall automatically become immediately due and payable.

9.2                               If any other Event of Default has occurred and is continuing, the Holder may at any time at its option, by written notice to the Company, declare the Note and all of the Principal Amount and accrued and unpaid interest then outstanding to be immediately due and payable.

9.3                               Upon the Note becoming due and payable under this Condition 9, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid Principal Amount of the Note plus all accrued and unpaid interest thereon shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived to the extent permitted by applicable law.

9.4                               No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies.  No right, power or remedy conferred by the Note or these Conditions shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

10.                               TAXATION

All payments in respect of this Note shall be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or charges of whatever nature imposed, levied, collected, withheld or assessed by the Canada Revenue Agency or other taxation authority and, in any such case, any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required by law to be made, the Company shall pay such additional amounts as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of this Note presented for payment more than thirty days after the Payment Date, except to the extent that the Holder would have been entitled to such additional amounts on presenting this Note for payment on the last day of such period of thirty days. If the Company becomes subject in relation to any such payment to any taxing jurisdiction other than Canada references in these Conditions to the Canada Revenue Agency shall be construed as references to the taxation authority of such other jurisdiction.

11.                               MODIFICATION

The Conditions and the rights of the Holder may from time to time be modified, abrogated or compromised or any arrangement agreed in any respect with the prior written agreement of the Company and the Holder.

12.                               NOTICES

12.1                        A notice may be served by the Company on the Holder by sending it by registered post to the Holder at its registered address for the time being or by sending it by e-mail to Bruce Luck, Corporate Counsel, at bluck@lehighcement.com, or such other e-mail address as may be specified by the Holder in writing from time to time.

12.2                        A notice may be served by the Holder on the Company by sending it by registered post to the Company at its registered office for the time being or by sending it by e-mail to Bruce Luck, Corporate Counsel, at bluck@lehighcement.com, or such other e-mail address as may be specified by the Company in writing from time to time.

12.3                        Any notice or document given or served by registered mail within Canada shall be deemed to have been served at the expiration of three Business Days after the date when it is mailed and in proving such service it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and mailed.

12.4                        Any notice or document given or served by e-mail shall be deemed to have been received at the time the e-mail enters the information system of the intended recipient provided that no error message indicating failure to deliver has been received by the sender; provided that if such receipt occurs after 5:00 p.m. (Toronto time) on a Business Day, or on a day that is not a Business Day, it shall be deemed to have been received on the next Business Day.

13.                               DEFINITIONS

As used in this Note, unless the context otherwise requires, the following terms have the respective meanings specified below:

“Applicable GAAP” means, at any time, generally accepted accounting principles applicable to the Company’s ultimate parent company at such time.

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in Toronto, Ontario.

“Debt” means a liability that, in accordance with Applicable GAAP, would be classified as financial indebtedness, including, without duplication, any liability for or in respect of:

(a)              indebtedness for borrowed money and any premiums and capitalized interest in respect thereof;

(b)              the principal and any premiums and capitalized interest in respect of any debenture, bond, note, loan stock or similar instrument;

(c)               any letter of credit (whether assumed by way of guarantee, counter-indemnity or otherwise), acceptance, bill discounting or note purchase facility and any receivables purchase, factoring or discounting arrangement;

(d)              capital lease obligations;

(e)               any other transaction having the commercial effect of a financial borrowing to finance operations or capital requirements;

(f)                the aggregate amount at which any equity securities of the Company or its subsidiaries that are redeemable or retractable at the option of the holder may be retracted or redeemed for cash or Debt provided all conditions precedent for such retraction or redemption have been satisfied; and

(g)               all direct or indirect guarantees, assurances or agreements to assume any Debt of any other person,

provided that trade payables, customer deposits and liabilities, including taxes payable, incurred in the ordinary course of business that are not expressly referred to in clauses (a) to (g) above shall not constitute “Debt”.

“Liens” means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement and the occurrence of any event that results in a Person obtaining or being granted (whether under contract or any law or regulation).

“Material Adverse Effect” means any event, occurrence, circumstance or condition that, individually or in the aggregate with any other events, occurrences, circumstances or conditions, has a material and adverse effect on or results in a material and adverse change in (a) the business, assets, liabilities (actual or contingent), operations or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, (b) the validity or enforceability of this Note or the rights or remedies of the Holder hereunder, or (c) the ability of the Company to perform its obligations under this Note in all material respects.

“Permitted Debt” means:

(a)              indebtedness in respect of the Note;

(b)              indebtedness to refinance existing Debt;

(c)               indebtedness to the Holder or an affiliate of the Holder incurred under the cash management program administered by the Holder or an affiliate of the Holder; and

(d)              liabilities (accrued or contingent) under letters of credit (whether assumed by way of guarantee, counter-indemnity or otherwise) in favour of The Regional Municipality of Halton not to exceed Cdn.$10,133,575.47 in the aggregate outstanding at any time.

“Permitted Liens” means:

(a)              Liens for taxes, assessments and government charges and levies not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which foreclosure or other enforcement proceedings shall have been effectively stayed within 30 days of the commencement of such proceedings);

(b)              undetermined or inchoate Liens, arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent;

(c)               reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or interests therein, which (i) exist on the date hereof, or (ii) will not individually, in the aggregate or in combination with the Permitted Liens referred to in clauses (d) and (e) of this definition, in the opinion of the Holder, acting reasonably, materially affect the use of the affected land for the purpose for which it is used or the value or merchantability of the same;

(d)              licences, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licences, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities, which (i) exist on the date hereof, or (ii) will not individually or in combination with the Permitted Liens referred to in clauses (c) and (e) of this definition, in the opinion of the Holder, acting reasonably, materially impair the use of the affected land for the purpose for which it is used or the value or merchantability of the same;

(e)               title defects, encroachments or irregularities which are of a minor nature and which (i) exist on the date hereof, or (ii) will not individually or in the aggregate or in combination with the Permitted Liens referred to in clauses (c) and (d) of this definition, in the opinion of the Holder, acting reasonably, materially impair the use of the affected property for the purpose for which it is used or the value or merchantability of the same;

(f)                subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements which (i) exist on the date hereof, or (ii) do not materially impair the use of the real property subject thereto for the purpose for which it is used or the value or merchantability of the same;

(g)               the rights of any tenant, occupant or licensee under any lease, occupancy agreement or licence which (i) exist on the date hereof, or (ii) do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person or the value or merchantability of the same;

(h)              the right reserved to or vested in any governmental authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(i)                  Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, employment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

(j)                 Liens given to a public utility or any governmental authority when required by such utility or governmental authority in connection with operations in the ordinary course of business;

(k)              Liens created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default;

(l)      Liens arising from the filing of financing statements under the Personal Property Securities Act (Ontario) (or similar legislation in other jurisdictions) in respect of operating leases of vehicles or equipment entered into in the ordinary course of business; and

(m)   Liens securing reimbursement obligations with respect to letters of credit that are Permitted Debt, provided that such Liens encumber only cash or documents and other assets relating to such letters of credit and products and proceeds thereof.